AMENDED SCHEDULE A TO
AGREEMENT AND DECLARATION OF TRUST OF
OLD MUTUAL ADVISOR FUNDS DATED MAY 27, 2004

AS AMENDED OCTOBER 29, 2007

PORTFOLIO
CLASS

Old Mutual Asset Allocation Conservative Portfolio

Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Asset Allocation Balanced Portfolio

Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Asset Allocation Moderate Growth
Portfolio

Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Asset Allocation Growth Portfolio

Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Copper Rock Emerging Growth Fund
Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Analytic Defensive Equity Fund
Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Clay Finlay China Fund
Class A
Class C
Institutional Class
Class R
Class Z
Old Mutual Clay Finlay Emerging Markets Fund
Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual International Equity Fund
Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual Analytic Global Defensive Equity Fund
Class A
Class C
Institutional Class
Class R
Class Z

Old Mutual VA Asset Allocation Conservative
Portfolio
Initial Class
Service Class

Old Mutual VA Asset Allocation Balanced Portfolio
Initial Class
Service Class

Old Mutual VA Asset Allocation Moderate Growth
Portfolio
Initial Class
Service Class

Old Mutual VA Asset Allocation Growth Portfolio
Initial Class
Service Class

Old Mutual Analytic VA Defensive Equity Portfolio
Initial Class
Service Class

Old Mutual Analytic VA Global Defensive Equity
Portfolio
Initial Class
Service Class

Old Mutual International Bond Fund
Institutional Class

Old Mutual Provident Mid-Cap Growth Fund
Institutional Class



      Old Mutual Advisor Funds

	By:	/s/ Julian F. Sluyters

	Name:	Julian F. Sluyters
	Title:	President







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